UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2020

DCA ASSET MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware		46-2825884
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8217 East Spanish Boot Road	Carefree, Arizona	85377-5408
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (480) 575-6555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant.

On June 30, 2020, the Board of Directors (the “Board”) of DCA Asset Management, Inc. (the “Company”), approved the dismissal of Piercy Bowler Taylor & Kern, Certified Public Accountants (“PBTK”), as the Company’s independent registered public accounting firm. The reports of PBTK on the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2019 and 2018, and during the subsequent interim period through June 30, 2020, there have been no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K) with PBTK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements or reportable events if not resolved to the satisfaction of PBTK would have caused PBTK to make reference thereto in its reports on the consolidated financial statements for such periods. The Company provided PBTK with a copy of the foregoing disclosures and requested PBTK to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of the letter furnished pursuant to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01      Financial Statements and Exhibits.

Exhibit

No.                Description

16.1                Letter from Piercy Bowler Taylor & Kern to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCA ASSET MANAGEMENT, INC.

	By:	/s/ Anthony J. Iarocci, Jr.
Anthony J. Iarocci, Jr., President
Date: July 7, 2020